EXHIBIT 99.1

United States Antimony Corporation Awarded $245 Million

Sole-Source Five-Year Contract by the U.S. Defense Logistics

Agency for the Purchase of Antimony Ingots to Replenish

the U.S. National Defense Stockpile

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / September 23, 2025 / United States Antimony Corporation ("USAC," "US Antimony," the "Company"), (NYSE:UAMY) (NYSE Texas:UAMY), which operates North America's only two antimony smelters that have been processing antimony for decades, today announced that it has been awarded an Indefinite Delivery Indefinite Quantity (IDIQ) sole-source contract by the U.S. Defense Logistics Agency (DLA) Strategic Materials (the program manager for the National Defense Stockpile [NDS]) for up to $245 Million. The new contract is for the purchase of antimony metal ingots, to aid in the replenishment of the NDS. After a lengthy period of contract negotiations this year, the final contract has been executed and officially awarded to USAC.

This contract represents the next phase of a deepening collaboration between USAC and the DoD/DLA, which began accelerating in late 2024. Fulfillment on this contract will begin upon first delivery order anticipated this week, as both of USAC’s North American smelting facilities already have the capability to produce antimony metal ingots that meet the government’s stringent required specifications.

USAC continues to expand its sources for procuring antimony ore feedstock from countries around the world, along with the development of its own antimony-bearing mineral acreage positions located in the states of Alaska and Montana. Mining operations on USAC’s domestic acreage in Alaska, which began several weeks ago, indicates a high grade and concentration of antimony that is expected to enable highly efficient processing and contribute in the near future to the domestic supply chain of antimony and antimony products – including MIL SPEC antimony trisulfide, while at the same time being an efficient, low-impact operation.

After analyzing many different samples of antimony ore received from various countries around the world, including those also recovered from within the continental U.S., we don’t believe the low quality of those antimony ores controlled by others will meet the stringent requirements of our U.S. Military. Additionally, all of these potential competing antimony sources are at best, over three years away from actual commercial production in any relevant quantities.

USAC Chairman and CEO, Gary C. Evans commented, “It’s incredibly meaningful for all our employees to play such a strategic role in strengthening our nation's defense readiness and having the knowledge, expertise, and history that USAC can and will deliver under our contractual obligations. This is the kind of knowledge that is only gained through decades of execution and know-how. USAC has some of the most experienced antimony chemists/metallurgists and other professionals on its team in the global landscape. Two people on our team that I wish to highlight today are our SVP of Corporate Development & Government Relations, Melissa Pagen, and the President of our Antimony Division, Gus Gustavsen. Melissa’s shepherding of this contract from beginning to completion was tireless. Her meticulous oversight and commitment to excellence ensured every stage of the process and allowed advancement to a successful close for all parties involved. The antimony expertise of Gus plays a critical role in why this is a sole source contract. Gus is recognized as a Subject Matter Expert in antimony processing, with over five decades of experience under his belt in all facets of the antimony supply chain. This expertise is a significant reason why USAC preserved and remained viable despite several depressed years of antimony prices. It is also the reason we can say we are the only fully integrated antimony operation, outside of China. To put this in proper context, we have successfully won a sole-sourced long-term contract from the U.S. Government for approximately $245 million, while our total reported revenues for 2024 were $14.9 million.”

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. During 2024 and 2025, the Company began acquiring mining claims and leases located in Montana, Alaska and Ontario, Canada in an effort to expand its operations as well as its product offerings.

USAC Subject Matter Experts – SME Spotlight

John (“Gus”) Gustavsen: Subject Matter Expert (SME), Antimony Processing

Mr. Gustavsen is a recognized Subject Matter Expert (SME) in antimony processing, with over five decades of experience in the field. He earned a Bachelor of Science in Chemistry from Rutgers University in 1970 and began his career at Harshaw Chemical Company’s Gloucester City, NJ plant, which was later acquired by Amspec Chemical Corporation in 1983 - one of the largest producers of antimony trioxide in North America at that time.

From 1976 through 1980, Mr. Gustavsen expanded his technical foundation by completing engineering coursework at Drexel University. In 1983, he was appointed President and Treasurer of Amspec and continued to broaden his leadership and global business acumen through accounting, finance, and foreign language studies, including Chinese and Japanese at the University of Pennsylvania. He was promoted to Chief Executive Officer in 1990.

Among his most notable technical contributions, Mr. Gustavsen designed and implemented an innovative production furnace that scaled to output over 20 million pounds of antimony trioxide annually, which is a testament to his deep process knowledge and operational expertise.

Fluent in Spanish and conversant in several other languages, Mr. Gustavsen has traveled extensively throughout the Americas, Asia, and Europe in support of international operations and supply chain development.

In October 2011, Mr. Gustavsen joined United States Antimony Corporation. On March 11, he was named President of the Company’s Antimony Division, a role in which he continues to guide strategy and operations with unmatched expertise in antimony metallurgy and industrial production. Mr. Gustavsen has previously served as Chief Executive Officer of U.S. Antimony Corporation until shifting focus to strictly advance the company’s expanding antimony initiatives.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company’s future operations, production levels, financial performance, business strategy, market conditions, demand for antimony, zeolite, other critical minerals, and precious metals, expected costs, and other statements that are not historical facts. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates, as well as management’s beliefs and assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” and variations of these words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in such statements, including, but not limited to: fluctuations in the market prices and demand for antimony and zeolite; changes in domestic and global economic conditions; operational risks inherent in mining and mineral processing; geological or metallurgical conditions; availability and cost of energy, equipment, transportation, and labor; the Company’s ability to maintain or obtain permits, licenses, and regulatory approvals; changes in environmental and mining laws or regulations; competitive factors; the impact of geopolitical developments; and the effects of weather, natural disasters, or health pandemics on operations and supply chains. Additional information regarding risk factors that could cause actual results to differ materially is included in the Company’s filings with the U.S. Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

United States Antimony Corp.

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Jonathan Miller, VP, Investor Relations

E-Mail: Jmiller@usantimony.com

Phone: 406-606-4117